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8 April 2003                                     Our ref    Paul King
                                                 Phone      02 9225 5986
                                                 Email      Paul.King@gf.com.au
                                                 Matter no  80449127


                                                 Doc no     Greenwoods\003695890


ME Portfolio Management Limited
Level 17
Collins Street
MELBOURNE  VIC  3000

Attention: Paul Garvey


Dear Sirs


SUPERANNUATION MEMBERS' HOME LOANS GLOBAL FUND NO.4

We have acted for ME Portfolio Management Limited (MEPML) in relation to the offering of the SMHL Global Fund No.4 Class A Notes (NOTES) in connection with the Superannuation Members' Home Loans Global Fund No.4 (the FUND) constituted under the Master Trust Deed dated 4 July 1994 (the MASTER TRUST DEED) between Perpetual Trustees Australia Limited (PTAL) and MEPML as the manager with respect to the Fund and to be created by a Creation Notice to be executed.

Definitions in the Prospectus (defined below) apply in this opinion. No assumption or qualification in this opinion limits any other assumption or qualification in it.

1    TRANSACTION DOCUMENTS

We have examined the following documents:

(a) the executed and stamped Master Trust Deed for the Superannuation Members' Home Loan Trust between MEPML and PTAL dated 4 July 1994;

(b)  the executed:

     (1) Supplemental Deed to the Master Trust Deed between MEPML and PTAL dated 16 June 2000;

     (2) Supplemental Deed to the Master Trust Deed between MEPML and PTAL dated 28 June 2000;




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     (3)  Supplemental Deed to the Master Trust Deed between MEPML and PTAL dated 26 October 2000;

     (4) Supplemental Deed to the Master Trust Deed between MEPML and PTAL dated 7 August 2001; and

     (5) Supplemental Deed to the Master Trust Deed between MEPML and PTAL dated 17 December 2001,

(c)  the draft unexecuted:

     (1)  Notice of Creation of Securitisation Fund;

     (2) Supplementary Bond Terms Notice SMHL Global Fund No. 4 Class A and Class B Notes;

     (3)  Securitisation Fund Bond Issue Direction SMHL Global Fund No. 4;

     (4) Note Trust Deed to be between PTAL, MEPML, the Bank of New York (in its capacity as note trustee, principal paying agent, calculation agent and note registrar as the case may be) and Perpetual Trustee Company Limited;

(d) a copy of the draft Prospectus to be filed with the Securities and Exchange Commission (the COMMISSION) under the US Securities Act of 1933 (the PROSPECTUS),

each referred to in this opinion as the "document".

2    ASSUMPTION

For the purposes of giving this opinion we have assumed that where a document has been submitted to us in draft form it will be executed in the form of that draft.

3    QUALIFICATIONS

Our opinion is subject to the following qualifications.

(a) We express no opinion as to any laws other than the laws of the Commonwealth of Australia as in force at the date of this opinion and, in particular we express no opinion as to the laws of England or the United States.

(b) Our opinion is subject to the explanations and qualifications set forth under the caption "Australian Tax Matters" in the Prospectus. No tax rulings will be sought from the Australian Taxation Office with respect to the Fund for any of the matters referred to in this opinion.

4    OPINION

Based on the assumptions and subject to the qualifications set out above, we are of the opinion that while the section entitled "Australian Tax Matters" in the Prospectus does not purport to discuss all possible Australian tax ramifications of the purchase, ownership, and disposition of the Notes, we hereby adopt and confirm the opinions set forth in the Prospectus under the heading "Australian Tax Matters". There can be no assurance, however, that the tax conclusions presented in that section will not be successfully challenged by the Australian Taxation Office, or significantly altered by new legislation, changes in Australian Taxation





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Office positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

We consent to the filing of this letter as an exhibit to the Registration Statement on Form S-11 filed with the Prospectus, without admitting that we are "experts" within the meaning of the Securities Act of 1933 or the rules and regulations of the Commission issued under that Act with respect to any part of the Registration Statement, including this exhibit.

Yours faithfully
Greenwoods & Freehills Pty Limited



 /s/ Paul King
--------------------
PAUL KING
Director



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